Filed pursuant to Rule 424(b)5
Registration No. 333-158561

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT (Subject to Completion)

(To Prospectus dated April 27, 2009)

Issued February 23, 2010

             Shares

COMMON STOCK

Sterling Bancshares, Inc. is offering              shares of its common stock.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SBIB.” On February 22, 2010, the reported last sale price of our common stock on the Nasdaq Global Select Market was $5.26 per share.

Investing in the common stock involves risks. See “Risk Factors” beginning on page S-6.

PRICE $             PER SHARE

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Us, Before Expenses

Per share	$	$	$

Total	$	$	$

We have granted the underwriters the right to purchase an additional              shares of common stock to cover over-allotments.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated expects to deliver the shares of common stock to purchasers on March     , 2010.

MORGAN STANLEY

Sandler O’Neill + Partners, L.P.

February     , 2010

You should rely only on the information about us and our operations contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of the document in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates. The information contained in or incorporated by reference into this prospectus supplement updates and supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying prospectus and any earlier filed document.

Unless otherwise expressly stated or the context otherwise requires, all references in this prospectus supplement to “Sterling,” “we,” “our” and “us” and all similar references are to Sterling Bancshares, Inc. and its consolidated subsidiaries.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering. To the extent information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, from time to time, we may offer and sell common stock, preferred stock or warrants or any combination thereof, in one or more offerings.

It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page S-18 of this prospectus supplement.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus has come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See the “Underwriting” section of this prospectus supplement beginning on page S-14.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain certain statements relating to future events and our future results which constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are typically identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs such as “should,” “could,” or “may.”

Forward-looking statements reflect our expectation or predictions of future conditions, events or results based on information currently available and involve risks and uncertainties that may cause actual results to differ materially from those in such statements. These risks and uncertainties include, but are not limited to, the risks identified in Item 1A of our Annual Report on Form 10-K and the following:

•

general business and economic conditions in the markets we serve could adversely affect, among other things, real estate prices, the job market and consumer and business confidence, which could lead to decreases in the demand for loans, deposits and other financial services that we provide and increases in loan delinquencies and defaults;

•

changes or volatility in the capital markets, interest rates and market prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet, as well as our liquidity;

•	our liquidity requirements could be adversely affected by changes in our assets and liabilities;

•	our investment securities portfolio is subject to credit risk, market risk, and liquidity risks as well as changes in the estimates we use to value securities in our portfolio;

•	the effect of legislative or regulatory developments including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial securities industry;

•	competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals;

•

the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies; and

•	the effect of fiscal and governmental policies of the United States federal government.

Forward-looking statements are accurate only as of the date of this prospectus supplement. We undertake no obligation publicly to update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and 8-K reports to the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our reports to the SEC on Forms 10-K, 10-Q and 8-K incorporated by reference herein and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement before making your investment decisions.

Overview

For more than 35 years, Sterling Bancshares, Inc. and Sterling Bank have served the banking needs of small to medium-sized businesses. We provide a broad array of financial services to Texas businesses and consumers through 58 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas.

Sterling Bancshares was incorporated under the laws of the State of Texas in 1980 and became the parent bank holding company of Sterling Bank in 1981. Sterling Bank was chartered in 1974 under the laws of the State of Texas. Our principal executive offices are located at 10260 Westheimer, Houston, Texas, 77042 and our telephone number is (713) 466-8300.

At December 31, 2009, we had consolidated total assets of $4.9 billion, total loans of $3.2 billion, total deposits of $4.1 billion, and shareholders’ equity of $541 million. On February 8, 2008, the Company completed its acquisition of ten branches located in the Dallas and Fort Worth, Texas areas from First Horizon National Corp. The results of operations for this acquisition have been included in our financial results since February 8, 2008.

Business Banking Strategy. We provide a broad range of financial products and services to all our constituencies within the small to medium-sized business segments and consumers through our full service banking centers. Our bankers exercise limited authority over credit and pricing decisions, subject to a concurrence process and loan committee approval for larger credits. This approach, coupled with continuity of service by the same staff members, enables us to create lasting relationships by meeting all of the banking needs of our business customers including the business owners, their employees and their families. This emphasis on relationship banking, together with a conservative approach to lending, are important factors in our success and growth.

We provide a wide array of consumer and commercial banking services, including demand, savings and time deposits; commercial, real estate and consumer loans; merchant credit card services; letters of credit; and cash and asset management services. In addition, we facilitate sales of brokerage, mutual fund, alternative financing and insurance products through third-party vendors. Bank deposits are insured up to applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation.

We offer an extensive scope of services which include our Treasury Management, specialized lending (including energy lending) and Private Client Services groups. We offer services to other financial institutions through our Correspondent Banking group. The Bank’s Capital Markets group is involved in purchases of government guaranteed loans and wholesale real estate lending activities. These additional services enable the Bank to be a more comprehensive financial resource dedicated to helping small to medium-sized businesses meet their financial services needs.

Our primary lending focus is commercial loans and owner-occupied real estate loans to businesses with annual revenues of $100 million or less. Typically, our customers have financing requirements between $50 thousand and $5 million. The Bank’s lending focus allows for greater diversity and granularity in the loan portfolio, less competition from larger banks, and better pricing opportunities.

We maintain a strong community orientation by, among other things, supporting the active participation of our officers and employees in local charitable, civic, school, religious and community development activities. Each banking center may also appoint selected customers to a business development board that assists in introducing prospective customers to us and in developing or improving products and services to meet customer needs. Our lending and investing activities are funded primarily by core deposits. This stable source of funding comes to us by developing strong banking relationships with customers through our broad product offering, competitive pricing, convenience and service. Approximately 28% of our total deposits are noninterest-bearing demand deposits.

Certain operational and support functions that are transparent to customers have been centralized. This has allowed us to improve consistency and cost efficiencies in the delivery of products and services by each banking center. Centralized functions include services such as data processing, bookkeeping, accounting and finance, loan administration, loan review, legal, compliance, treasury, risk management and internal auditing. Credit policy and administration, strategic planning, marketing and other administrative services also are provided centrally. Our banking centers work closely with our operational and support functions to develop new products and services and to introduce enhancements to existing products and services.

The Offering

The following is a brief summary of the terms of this offering. For a more complete description of the terms of the common stock, see “Description of Capital Stock” in the accompanying prospectus.

Issuer	Sterling Bancshares, Inc.

Common stock offered by us pursuant to this prospectus supplement	shares (or shares if the underwriters’ over-allotment option is exercised in full)

Common stock to be outstanding after the offering(1)	shares (or shares if the underwriters’ over-allotment option is exercised in full)

Net proceeds	The net proceeds from this offering, after deducting underwriters’ discounts and estimated expenses of the offering, are expected to be approximately $ (or approximately $ if the underwriters’ over-allotment option is exercised in full).

Use of proceeds.	We intend to use the net proceeds from the sale of the shares in the offering for general corporate purposes, which may include opportunities to hire new bankers and attract new customers, acquire failed banks, purchase branch divestitures, or selectively pursue in-state bank acquisitions, loan sales and other assets at sales prices less than their carrying values. See “Use of Proceeds” on page S-9.

Risk Factors	See “Risk Factors” beginning on page S-6 for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Global Select Market symbol	SBIB

(1)	The number of shares of common stock to be outstanding after this offering is based on 81,809,615 shares of common stock outstanding as of February 22, 2010, and excludes 750,594 shares of common stock issuable upon exercise of outstanding stock options having a weighted exercise price of $9.57 per share.

RISK FACTORS

An investment in our common stock involves certain risks. You should carefully consider the risks described below and the risk factors incorporated by reference, as well as the other information included or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before making an investment decision. Certain risks related to us and our business are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

The price of our common stock is volatile and may decline.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock, regardless of market performance. Among the factors that could affect our stock price are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•	change in interest rates;

•

changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other financial institutions;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	potential write-down of goodwill;

•	actions by institutional shareholders;

•	future sales of our common stock;

•	fluctuations in the stock price and operating results of our competitors;

•	general market conditions and, in particular, developments related to market conditions for the financial services industry;

•	proposed or adopted legislative or regulatory changes or developments;

•	anticipated or pending investigations, proceedings or litigation that involve or affect us; or

•	domestic and international economic factors unrelated to our performance.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

Sales of a significant number of shares of our common stock in the public markets, or the perception of such sales, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets and the availability of those shares for sale could adversely affect the market price of our common stock. In addition, future issuances of equity securities, including pursuant to outstanding options, could dilute the interests of our existing stockholders, including you, and could cause the market price of our common stock to decline. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to shareholders of our common stock. Moreover, to the extent that we issue restricted stock units, phantom shares, stock appreciation rights, options or warrants to purchase our common stock in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by all or up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, preferred stock or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive a distribution of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

Our results of operations depend upon the results of operations of our subsidiaries.

We are a bank holding company that conducts substantially all of our operations through Sterling Bank. As a result, our ability to make dividend payments on our common stock will depend primarily upon the receipt of dividends and other distributions from our subsidiaries.

The ability of Sterling Bank, as an insured depository institution, to pay dividends or make other payments to us is limited by its obligations to maintain sufficient capital and by other general regulatory restrictions on their dividends. If it does not satisfy these regulatory requirements, we will be unable to pay dividends on our common stock. Although not required to do so, we have agreed to provide our regulators advance notice of any dividend payments we would propose to make from Sterling Bank to Sterling Bancshares. We have available at Sterling Bancshares sufficient liquidity to continue our current dividend payments and meet all of our other holding company only obligations for approximately 12 months without the payment of any dividends from Sterling Bank to Sterling Bancshares.

We and/or the holders of our securities could be adversely affected by unfavorable rating actions from rating agencies.

Our ability to access the capital markets is important to our overall funding profile. This access is affected by the ratings assigned by rating agencies to us, certain of our affiliates and particular classes of securities that we and our affiliates issue. The interest rates that we pay on our securities are also influenced by, among other things, the credit ratings that we, our affiliates and/or our securities receive from recognized rating agencies. A downgrade to us, our affiliates or our securities could create obligations or liabilities to us under the terms of our outstanding securities that could increase our costs or otherwise have a negative effect on our results of operations or financial condition. Additionally, a downgrade of the credit rating of any particular security issued by us or our affiliates could negatively affect the ability of the holders of that security to sell the securities and the prices at which any such securities may be sold.

Anti-takeover provisions in our restated and amended articles of incorporation and bylaws and Texas law could make a third party acquisition of us difficult.

Our restated and amended articles of incorporation and bylaws contain provisions that make it more difficult for a third party to acquire us (even if doing so would be beneficial to our stockholders) and for holders of our securities to receive any related takeover premium for their securities. We are also subject to certain provisions of Texas law that could delay, deter or prevent a change in control of us. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. See “Description of Capital Stock” in the accompanying prospectus.

We may invest or spend the proceeds in this offering in ways with which you may not agree and in ways that may not earn a profit.

We intend to use the proceeds of this offering for general corporate purposes, and we retain broad discretion over the use of the proceeds from this offering and may use them for purposes other than those contemplated at the time of this offering. You may not agree with the ways we decide to use these proceeds, and our use of the proceeds may not yield any profits.

You may not receive dividends on the common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Although we have historically declared cash dividends on our common stock, we are not required to do so and may reduce or eliminate our common stock dividend in the future.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock by us will be approximately $             after deducting the underwriting discount and our estimated offering expenses. If the underwriters exercise their over-allotment option in full, we estimate that our net proceeds will be approximately $            .

We intend to use the net proceeds we receive from the sale of shares in this offering for general corporate purposes, which may include opportunities to hire new bankers and attract new customers from institutions that have recently been consolidated in our markets, acquire failed banks through regulatory assisted transactions, purchase branch divestitures from out of state banks exiting Texas, selectively pursue in-state bank acquisitions and sell loans and other assets (both performing and non-performing) at sales prices which may be less than the carrying values of such loans and other assets. Our management will retain broad discretion in the allocation of the net proceeds of this offering.

The sale of our shares of common stock pursuant to this offering is part of a capital management plan that we have agreed to submit to our regulators that will reflect Sterling Bank’s plans to maintain for the next three years minimum regulatory capital levels, as further described in our Annual Report on Form 10-K. In our capital management plan, we intend to propose minimum capital levels in excess of the minimum requirements to remain well capitalized but below our regulatory capital levels at December 31, 2009.

Until we designate the use of net proceeds, we will invest them temporarily in liquid short term securities. The precise amounts and timing of our use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. From time to time, we may engage in additional capital financings as we determine appropriate based upon our needs and prevailing market conditions. These additional capital financings may include the sale of other securities.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is traded on the Nasdaq Global Select Market System under the symbol “SBIB.” In 2006, we were named to the Nasdaq Global Select Market Composite Index which is a market capitalization weighted index that measures all Nasdaq domestic and international based common type stocks listed on the Global Select tier of The Nasdaq Stock Market. The following table sets forth the high and low sales prices per share of our common stock and the dividends paid thereon for the fiscal quarters indicated. This information has been restated to reflect all stock splits occurring prior to the issuance of this report.

Period	High	Low	Dividend Declared
2009
First Quarter	$7.37	$4.46	$0.055
Second Quarter	7.98	6.06	0.055
Third Quarter	8.55	6.07	0.055
Fourth Quarter	7.32	4.55	0.015

2008
First Quarter	$11.46	$8.50	$0.055
Second Quarter	11.19	8.51	0.055
Third Quarter	14.01	6.80	0.055
Fourth Quarter	11.91	5.18	0.055

The last reported sales price per share of our common stock, as reported on the Nasdaq Global Select Market on February 22, 2010 was $5.26. On February 22, 2010, there were approximately 914 holders of record.

DIVIDEND POLICY

There are certain limitations on the payment of dividends to Sterling by our banking subsidiary, Sterling Bank. As a Texas-chartered banking association, the amount of dividends that Sterling Bank may declare is limited to its undivided profits. Although not required to do so, we have agreed to provide our regulators advance notice of any dividend payments we would propose to make from Sterling Bank to Sterling Bancshares. We have available at Sterling Bancshares sufficient liquidity to continue our current dividend payments and meet all of our other holding company only obligations for approximately 12 months without the payment of any dividends from Sterling Bank to Sterling Bancshares.

CAPITALIZATION

The information in this table does not give effect to any other events subsequent to December 31, 2009. You should read the information in this table along with the financial information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the period ended December 31, 2009, which is incorporated by reference herein.

The following table sets forth our capitalization on a consolidated basis as of December 31, 2009:

•	on an actual basis; and

•	as adjusted to give effect to the sale of shares of our common stock in this offering, assuming no exercise of the underwriters’ option to purchase additional shares of common stock.

	As of December 31, 2009 (in thousands)
	Actual	As Adjusted(1)
Shareholders’ equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized, no shares issued and outstanding	$—
Common stock, $1.00 par value, 150,000,000 shares authorized, 83,720,767 issued and 81,853,266 outstanding; shares issued and shares outstanding on an as adjusted basis	83,721
Capital Surplus	170,848
Retained earnings	295,909
Treasury Stock, at cost, 1,867,500 shares, and shares on an as adjusted basis	(21,399)
Accumulated other comprehensive income, net of tax	11,454
Total shareholders’ equity	540,533
Total capitalization	$540,533	$

(1)	Assumes gross proceeds of $ from this offering (or $ if the underwriters in this offering exercise their over-allotment option in full).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of certain U.S. federal income and estate tax consequences of the purchase, ownership and disposition of our common shares as of the date hereof. Except where noted, this summary deals only with common shares that are held as a capital asset by a non-U.S. holder.

A “non-U.S. holder” means a person (including any entity other than a partnership) that is not for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the “Code,” and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common shares, you should consult your tax advisors.

This summary is not a substitute for an individual analysis of the tax consequences of holding or disposing of our common stock. If you are considering the purchase of our common shares, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership of the common shares, as well as the consequences to you arising under the laws of any state, local or foreign taxing jurisdiction.

Dividends

Dividends paid to a non-U.S. holder of our common shares generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common shares who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our common shares eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Shares

Any gain realized on the disposition of our common shares generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met. We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

Federal Estate Tax

Common shares held at the time of death by an individual non-U.S. holder and any entity the common shares of which are includible in such individual’s gross estate for U.S. federal estate tax purpose (for example, a trust funded by such individual and with respect to which the individual has retained certain interests or powers) will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Generally, we must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be (other than a holder that is otherwise subject to withholding as discussed above) subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), such holder is presumed to be a U.S. person under applicable Treasury regulations, or such holder otherwise establishes an exemption. If you are subject to withholding you will not be subject to backup withholding.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided that the required information is furnished to the Internal Revenue Service.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. Incorporated is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Morgan Stanley & Co. Incorporated
Sandler O’Neill & Partners, L.P.

Total

The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

The underwriters initially propose to offer part of the shares of common stock directly to the public at the public offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $             a share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the representative.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of              additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus supplement. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table. If the underwriters’ option is exercised in full, the total price to the public would be $            , the total underwriters’ discounts and commissions would be $             and total proceeds to us would be $            .

We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, to be paid by us will be approximately $            .

The underwriters have informed us that they do not intend sales to discretionary accounts to exceed five percent of the total number of shares of common stock offered by them.

Our shares of common stock are quoted on the Nasdaq Global Select Market under the symbol “SBIB.”

We and our directors and executive officers have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the underwriters, we and they will not, during the period ending 90 days after the date of this prospectus supplement:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

•	file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The restrictions described in this paragraph do not apply to:

•	the sale of shares to the underwriters;

•

the issuance by us of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing;

•	equity incentive awards approved by our board of directors or the Human Resources Programs Committee thereof or the issuance of shares of common stock upon exercise of such awards; or

•

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during the 90 day restricted period.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock in the offering, if the syndicate repurchases previously distributed common stock to cover syndicate short positions or to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

From time to time, the underwriters have provided, and continue to provide, investment banking services to us.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus may not be made to the public in that relevant member state other than:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby and certain other legal matters will be passed upon for us by Locke Lord Bissell & Liddell LLP, Houston, Texas. Certain legal matters related to the sale of the common stock offered hereby will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Sterling Bancshares, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Internet site at http://www.sec.gov or from our Internet site at http://www.banksterling.com. You also may read and copy any document we file at the SEC’s public reference room in Washington, D.C., located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us is also available at our Internet site at http://www.banksterling.com. However, the information on our Internet site and the SEC’s Internet site is not a part of, and is not incorporated into, this prospectus supplement or accompanying prospectus.

The SEC allows us to “incorporate by reference” in this prospectus supplement the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we subsequently file with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities that may be offered by this prospectus supplement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

•	Proxy Statement on Schedule 14A filed on March 16, 2009.

•	Current Report on Form 8-K filed on January 4, 2010.

You may request a copy of these filings (other than exhibits to such filings, unless the exhibits are specifically incorporated by reference in such filings) at no cost to you by calling (713) 466-8300 or writing to the following address:

Sterling Bancshares, Inc.

10260 Westheimer

Houston, Texas 77042

Attn: Investor Relations

PROSPECTUS

STERLING BANCSHARES, INC.

$150,000,000

Preferred Stock

Common Stock

Warrants

We may offer and sell from time to time, together or separately, preferred stock, common stock or warrants or any combination of securities described in this prospectus, individually or in units, in one or more offerings, at prices and upon terms as set forth in a prospectus supplement. The maximum aggregate public offering price of the securities offered by this prospectus will not exceed $150,000,000. You should read this prospectus and the applicable prospectus supplement, which will describe the specific terms of the securities, carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and any applicable pricing supplement.

The preferred stock, common stock and warrants are collectively referred to herein as the “securities.” These securities will be our equity securities and will not be savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Our stock trades through the NASDAQ Global Select Market System under the symbol “SBIB.” The last reported sale price of the common stock as reported on the NASDAQ Global Select Market on April 21, 2009, was $7.61 per share.

Investing in these securities involves certain risks. See “Risk Factors” in this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on an immediate, continuous or delayed basis. We will set forth in the related prospectus supplement the name of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of these securities and the net proceeds we receive from the sale.

This prospectus is dated April 27, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we or any selling securityholder sells securities pursuant to the registration statement, we will provide a prospectus supplement that will contain specific information about the securities offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein is accurate and complete as of any date other than the date on the front cover page of those documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Sterling,” “we,” “us,” “our,” and “our company” or similar references mean Sterling Bancshares, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Internet site at http://www.sec.gov or from our Internet site at http://www.banksterling.com. However, information on this Internet site does not constitute a part of this prospectus. You also may read and copy any document we file at the SEC’s public reference room in Washington, D.C., located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us is also available at our Internet site at http://www.banksterling.com. However, the information on our Internet site is not a part of, and is not incorporated into, this prospectus.

The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we subsequently file with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities that may be offered by this prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 (or former Item 9 or Item 12) of any Current Report on Form 8-K.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

•	Proxy Statement filed with the SEC on March 16, 2009.

•	Current Reports on Form 8-K filed on January 7, 2009 and April 13, 2009.

You may request a copy of these filings (other than exhibits to such filings, unless the exhibits are specifically incorporated by reference in such filings) at no cost to you by calling (713) 466-8300 or writing to the following address:

Sterling Bancshares, Inc.

2550 North Loop West, Suite 600

Houston, Texas 77092

Attn: Investor Relations

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements relating to future events and our future results which constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are typically identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs such as “should,” “could,” or “may.”

Forward-looking statements reflect our expectation or predictions of future conditions, events or results based on information currently available and involve risks and uncertainties that may cause actual results to differ materially from those in such statements. These risks and uncertainties include, but are not limited to, the risks identified in Item 1A of our Annual Report on Form 10-K and the following:

•

general business and economic conditions in the markets we serve may be less favorable than anticipated which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults;

•	changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet;

•	our liquidity requirements could be adversely affected by changes in our assets and liabilities;

•	our investment securities portfolio is subject to credit risk, market risk, and illiquidity;

•	the effect of legislative or regulatory developments including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial securities industry;

•	competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals;

•

the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies; and

•	the effect of fiscal and governmental policies of the United States federal government.

We undertake no obligation publicly to update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and 8-K reports to the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our reports to the SEC on Forms 10-K, 10-Q and 8-K incorporated by reference herein and in prospectus supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including our Annual Report on Form 10-K, and in the applicable prospectus supplement. See “Where You Can Find More Information.”

OUR COMPANY

We are a bank holding company headquartered in Houston, Texas that has served the banking needs of small- to mid-sized businesses for over 34 years. We provide a broad array of financial services to Texas businesses and consumers through 59 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas.

We were incorporated under the laws of the State of Texas in 1980 and became the parent bank holding company of Sterling Bank, a banking association chartered under the laws of the State of Texas (“Sterling Bank”), in 1981. Sterling Bank was chartered in 1974 under the laws of the State of Texas. Our principal executive offices are located at 2550 North Loop West, Suite 600, Houston, Texas, 77092 and our telephone number is (713) 466-8300. Our website can be accessed at http://www.banksterling.com. Information contained in our website does not constitute part of, and is not incorporated into, this prospectus.

At December 31, 2008, we had consolidated total assets of $5.1 billion, total loans of $3.8 billion, total deposits of $3.8 billion, and shareholders’ equity of $643 million.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds we receive from the sale of securities offered by this prospectus will be for capital expenditures, repayment of indebtedness, working capital, to make acquisitions and for general corporate purposes. Pending such use, we may temporarily invest net proceeds. We will disclose any proposal to use the net proceeds from any offering of securities in connection with an acquisition in the prospectus supplement relating to such offering.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

	Sterling Bancshares
	12/31/08	12/31/07	12/31/06	12/31/05	12/31/04
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends
Including interest on deposits	1.70	1.74	1.80	1.94	2.07
Excluding interest on deposits	3.18	4.79	3.33	2.92	3.35

For purposes of computing the ratios of earnings to combined fixed charges, earnings represent net income from continuing operations plus applicable income taxes and fixed charges. Fixed charges include gross interest expense, other than interest on deposits in one case and inclusive of such interest in the other, preferred dividends and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. The interest factor attributable to rentals consists of one-third of rental charges, which we deem to be representative of the interest factor inherent in rents.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	Common stock;

•	Preferred stock; and

•	Warrants to purchase common stock and/or preferred stock.

The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue up to 150,000,000 shares of common stock and up to 1,000,000 shares of preferred stock. As of April 9, 2009, we had 73,373,514 shares of common stock and 125,198 shares of preferred stock issued and outstanding. In addition to the summary of our capital stock that follows, we encourage you to review our amended and restated articles of incorporation and our amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. When we offer to sell a particular series of our preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of our preferred stock, you must refer to both the prospectus supplement relating to that series and the description of our preferred stock set forth in this prospectus.

Description of Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of shares of common stock are not entitled to cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratable dividends which are declared by our board of directors out of funds legally available for such a purpose. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences, if any, on any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The common stock is not redeemable. All of the outstanding shares of our common stock are fully paid and nonassessable.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Description of Preferred Stock

Our board of directors, without any further action by our shareholders but subject to limits contained in our charter, is authorized to issue up to 1,000,000 shares of preferred stock, in one or more series. The board may fix by resolution the terms of a series of preferred stock, such as:

•	dividend rates and preference of dividends, if any,

•	conversion rights,

•	voting rights,

•	terms of redemption and liquidation preferences, and

•	the number of shares constituting each such series.

Holders of preferred stock have no right or power to vote on any matter except as otherwise as required by law in which case they are entitled to one vote for each share of preferred stock held.

Upon our dissolution, liquidation or winding up, the holders of shares of preferred stock are entitled to receive out of our assets an amount per share equal to the respective liquidation preference before any payment or distribution is made on our common stock or any other class of capital stock that ranks junior to the particular series of preferred stock. All outstanding series of preferred stock rank equal. If our assets available for distribution upon our dissolution, liquidation or winding up are insufficient to pay in full the liquidation preference payable to the holders of shares of all series of preferred stock, such assets will be distributed to such holders on a pro rata basis in proportion to the amounts payable on those shares.

Anti-Takeover Provisions under Texas Law, our Articles of Incorporation and Bylaws

The provisions of Texas law and our restated and amended articles of incorporation and amended and restated bylaws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Business Combination Under Texas Law. We are a Texas corporation and, are subject to Part Thirteen of the Texas Business Corporation Act (or TBCA). In general, this law will prevent us from engaging in a business combination with an affiliated shareholder, or any affiliate or associate of an affiliated shareholder, for a three-year period after the date such person became an affiliated shareholder, unless:

•	our board of directors approves the acquisition of shares that causes such person to become an affiliated shareholder before the date such person becomes an affiliated shareholder,

•	our board of directors approves the business combination before the date such person becomes an affiliated shareholder, or

•

holders of at least two-thirds of our outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates approve the business combination within six months after the date such person becomes an affiliated shareholder.

Under this law, any person that owns or has owned 20% or more of our voting shares during the preceding three-year period is an “affiliated shareholder.” The law defines “business combination” generally as including:

•	mergers, share exchanges or conversions involving an affiliated shareholder,

•	dispositions of assets involving an affiliated shareholder:

•	having an aggregate value equal to 10% or more of the market value of our assets;

•	having an aggregate value equal to 10% or more of the market value of our outstanding common stock; or

•	representing 10% or more of our earning power or net income;

•	issuances or transfers of securities by us to an affiliated shareholder other than on a pro rata basis;

•	plans or agreements relating to our liquidation or dissolution involving an affiliated shareholder;

•	reclassifications, recapitalizations, mergers or other transactions that would have the effect of increasing an affiliated shareholder’s percentage ownership of our outstanding voting stock; and

•	the receipt of tax, guarantee, pledge, loan or other financial benefits by an affiliated shareholder other than proportionally as one of our shareholders.

Advance Notice Procedure for Shareholder Proposals. Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors as well as for shareholder proposals to be considered at annual meetings of shareholders. In general, notice of intent to nominate a director must contain specific information concerning the person to be nominated and must be delivered to or mailed and received at our principal executive offices as follows:

•

With respect to an election to be held at the annual meeting of shareholders, not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement released to shareholders in connection with the preceding year’s annual meeting of shareholders.

•

With respect to an election to be held at a special meeting of shareholders for the election of directors, not earlier than the 90th day prior to the special meeting and not later than the close of business on the later of the 70th day prior to the special meeting or the 10th day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. Shareholders may not nominate persons for election to the Board of Directors at any special meeting of shareholders unless the business to be transacted at the special meeting, as set forth in the notice of the special meeting, includes the election of directors.

Notice of shareholders’ intent to raise business at an annual meeting must be delivered to or mailed and received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement released to shareholders in connection with the preceding year’s annual meeting of shareholders. These procedures may operate to limit the ability of shareholders to bring business before a shareholders meeting, including with respect to the nomination of directors or considering any transaction that could result in a change of control.

Classified Board; Removal of Director. Our bylaws provide that the members of our board of directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, approximately one-third of the members of the board of directors are elected for a three-year term and the other directors remain in office until their three-year terms expire. Furthermore, our bylaws provide that neither any director nor the board of directors may be removed without cause, and that any removal for cause would require the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock entitled to vote for the election of directors. Thus, control of the board of directors cannot be changed in one year without removing the directors for cause as described above; rather, at least two annual meetings must be held before a majority of the members of the board of directors could be changed.

Limitation of Liability of Directors. Our bylaws provide for indemnification of our directors to the fullest extent permitted by applicable law. Article 2.02-1 of the TBCA provides that a Texas corporation may indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any suit or proceeding, whether civil, criminal, administrative or investigative if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. These provisions may have the practical effect in certain cases of eliminating the ability of our shareholders to collect monetary damages from directors and executive officers. We believe that the provisions in our bylaws are necessary to attract and retain qualified persons as directors and executive officers.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase our common stock or preferred stock, or any combinations of the foregoing. The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of any warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities.

While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. With respect to any warrants that we offer, specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K, incorporated by reference in this prospectus.

General. With respect to any warrants that we offer, we will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, the holders of such warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants. With respect to any warrants that we issue, each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for the warrants (“cashless exercise”).

Enforceability of Rights by Holders of Warrants. With respect to any warrants that we issue, each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

PLAN OF DISTRIBUTION

The securities described in this prospectus may be sold in any of the following ways: (1) through underwriters or dealers; (2) through agents; or (3) directly to one or more purchasers (through a specific bidding or auction process or otherwise).

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. If a dealer is utilized to sell the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at any time of resale.

Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received from us will be described, in the applicable prospectus supplement.

Offers to purchase the securities may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto, including the terms of any bidding or auction process.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for the solicitation of such contracts.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

Unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for the listing of any series of warrants or preferred stock on a national securities exchange. If warrants or preferred stock of any series are sold to or through underwriters, the underwriters may make a market in such securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such securities, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, warrants or preferred stock of any series.

Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Global Select Market, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

LEGAL MATTERS

In connection with the particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Locke Lord Bissell & Liddell LLP, Houston, Texas. Certain legal matters in connection with an offering pursuant to this prospectus will be passed upon for the underwriters and/or agents by a law firm named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Sterling Bancshares, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.